UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 21, 2007

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

At a Board of Directors meeting on November 21, 2007, Whitney Information Network, Inc. (the “Company”) appointed two members to the Board of Directors, John F. Kane and Murray A. Indick.

Mr. Kane, 54 years of age, joined the Company in 1993, is currently Executive Vice President, Operations of the Company and was appointed to his current position in 2006. He was previously the Executive Vice President, Real Estate Education.  Mr. Kane studied journalism at Bradley University.

Mr. Indick, 48 years of age, co-founded Prides Capital Partners, LLC (“Prides Capital”) an investment firm specializing in strategic block, active ownership investing in the small- and micro-cap arena, in March 2004.  Mr. Indick is a managing member of the sole general partner of Prides Capital Fund I, LP, which, as of November 2007, owned approximately 14.7% of the Company’s outstanding common stock.  Prior to joining Prides Capital, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997.  Mr. Indick earned a B.A. from the University of Pennsylvania and a law degree from the Georgetown University Law Center.  Mr. Indick also serves as a director of QC Holdings, Inc., a pay-day loan company, and Ameritrans Capital Corporation, a lender to and investor in small businesses, both public portfolio companies of Prides Capital, LLC.

Pursuant to Section 2.3 of the Stockholders Agreement with Prides Capital dated December 8, 2005, Prides Capital is exercising its contractual rights as set forth in the Stockholders Agreement to designate Mr. Indick as a successor director to fill the vacancy created by the resignation of Mr. Stephen L. Cootey, Prides Capital’s original designee to the Board of Directors.

At a Board of Directors meeting on November 28, 2007, Mr. Indick was appointed to the Compensation Committee of the Board.

Mr. Indick will receive a retainer consistent with the Company’s nonemployee Directors annual compensation, paid quarterly and an annual stock option grant retainer of 10,000 options with an exercise price at a fair market value. Stock options will vest 50% at grant and 50% at the end of the first year. On November 21, 2007, Mr. Indick was granted 10,000 stock options at an exercise price of $2.25 per share, which was the closing price as of November 20, 2007, upon joining the Board. Expenses incurred by our directors in attending Board meetings are reimbursed.

Mr. Kane will not receive any additional compensation for serving as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.

Date: November 28, 2007	/s/ Russell A. Whitney

Russell A. Whitney
Chairman of the Board and Chief Executive Officer